Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

24 January 2025

Matter No. 837381/110602297

852 2842 9530

Richard.Hall@conyers.com

Pictureworks International Holdings Limited

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Attention: The Board of Directors

Dear Sir/Madam,

Re: Pictureworks International Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 18 December 2023, as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each (the “Ordinary Shares”) of the Company. The Ordinary Shares comprise (i) 2,300,000 Ordinary Shares to be issued and sold by the Company) (the “Offer Shares”), (ii) 1,000,000 Ordinary Shares (the “Sale Shares”) to be sold by Big Tree Global Network Ltd, (iii) 312,500 Ordinary Shares (the “Chen Shares”) issuable upon conversion of a convertible promissory note dated 25 September 2024 (the “Chen Note”) issued by the Company to Chen Yanliang pursuant to a securities purchase agreement made between the Company and Chen Yanliang dated 25 September 2024 (the “Chen SPA”), and (iv) 625,000 Ordinary Shares (the “Sure Good Shares”) issuable upon conversion of a convertible promissory note dated 15 October 2024 (the “Sure Good Note”) issued by the Company to Sure Good Consultants Limited (“Sure Good”) pursuant to a securities purchase agreement made between the Company and Sure Good dated 15 October 2024 (the “Sure Good SPA”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies the following documents:

1.1.	the Registration Statement;

1.2.	the Company’s preliminary prospectuses included in the Registration Statement;

1.3.	the Chen Note;

1.4.	the Chen SPA;

1.5.	the Sure Good Note; and

1.6.	the Sure Good SPA.

The documents listed in items 1.1 through 1.6 above are collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed copies of:

1.7.	the amended and restated memorandum and articles of association of the Company certified by the Secretary of the Company on 24 January 2025 (the “M&As”);

1.8.	the unanimous written resolutions of the directors of the Company dated 29 August 2024, 9 September 2024 and 25 September 2024, and unanimous written resolutions of the members of the Company dated 20 September 2024 (collectively, the “Resolutions”);

1.9.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 7 January 2025 (the “Certificate Date”);

1.10.	the register of members of the Company certified by the secretary of the Company on 24 January 2025; and

1.11.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents;

2.4.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.5.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

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2.7.	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	that on the date of entering into the Chen Note, Chen SPA, Sure Good Note and Sure Good SPA, as the case may be, and the date(s) of allotment (where applicable) and issuance of any Shares, the Company is, and after entering into the Chen Note, Chen SPA, Sure Good Note and Sure Good SPA, as the case may be and any such allotment and issuance of Shares the Company is and will be able to, pay its debts;

2.9.	that the issue of the Chen Shares and the Sure Good Shares by the Company is in furtherance of its objects as set out in the Memorandum of Association;

2.10.	that the Company will have sufficient authorized and unissued Ordinary Shares to effect the issue of the Chen Shares and the Sure Good Shares at the time of issue on the conversion, exchange, or exercise of the Chen Note or the Sure Good Note, as the case may be;

2.11.	that upon exercise of the conversion or exchangeable rights or purchase rights to the Chen Note or the Sure Good Note, as the case may be, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Ordinary Shares being issued;

2.12.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for the Ordinary Shares, and that neither the Chen Note or the Sure Good Note, as the case may be, nor the Ordinary Shares to be issued on the conversion, exchange, or exercise of the Chen Note or the Sure Good Note, as the case may be, will be issued to residents of the Cayman Islands;

2.13.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.14.	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Convertible Note;

2.15.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; and

2.16.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	Based solely on our review of the memorandum of association of the Company certified by the secretary of the Company on 8 January 2025, the Company has an authorised share capital of US$500,000 divided into 500,000,000 shares.

4.3.	The Company has taken all corporate action required to authorise the allotment and issue of the Offer Shares, the Chen Shares and the Sure Good Shares. When issued and paid for as contemplated by the Registration Statement, the Chen Note, Chen SPA, Sure Good Note and Sure Good SPA, as the case may be, the Offer Shares, the Chen Shares and the Sure Good Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.	Based solely on our review of the register of members of the Company certified by the secretary of the Company on 8 January 2025, as at 8 January 2025, Big Tree Global Network Ltd was the registered holder of 1,000,000 Ordinary Shares, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities”, “Material Tax Considerations” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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